EXHIBIT 10.6

AMENDMENT NUMBER SIX
TO THE
EG&G TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN

(2007 Restatement)

The EG&G Technical Services, Inc. Employees Retirement Plan, as restated effective January 1, 2007, is hereby amended effective as of the dates set forth below.

1.	Section 4.5(c) is amended in its entirety to read as follows, effective for Qualified Pretirement Survivor Annuity explanations provided on or after July 1, 2004:

(c)
The Participant’s surviving Spouse may elect to receive the Qualified Pre-Retirement Spouse’s Retirement Income in the form of Option 5 of Section 5.2.  The Plan Administrator will provide a notification to the surviving Spouse that shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of IRC 417(a)(3) and Treas. Reg. 1.417(a)(3)-1.

2.	The final sentence of Section 4.6(a) is amended to read as follows, effective for limitation years beginning on or after July 1, 2007:

For purposes of this Section 4.6, and applying the limitations of Code Section 415, compensation shall include any amount which is contributed or deferred by the Employer on behalf of and at the election of a Participant and which is not includible in gross income by reason of Code Section 125, 402(e)(3) or 457 or, effective January 1, 2001, Code Section 132(f)(4).

3.	Section 4.6(b)(ii) is amended in its entirety to read as follows, effective for limitation years beginning on or after July 1, 2007:

(ii)
Adjustment of Limitation for Commencement prior to Attaining Age 62.  The Dollar Limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the Dollar Limitation applicable to the Participant at age 62 (as adjusted under (i) above, if required).

(A)	For Benefits Commencing in Limitation Years Beginning before July 1, 2007. The Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of:

(I)	the Actuarial Equivalent (at such age) of the Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 1.20(b) of the Plan; and

(II)	the Actuarial Equivalent (at such age) of the Dollar Limitation computed using a 5% interest rate and the Applicable Mortality Table as defined in Section 1.20(c)(ii)(C) of the Plan.

Any decrease in the Dollar Limitation determined in accordance with this paragraph (ii) shall not reflect a mortality decrement to the extent that benefits are not forfeited upon the death of the Participant.

(B)	For Benefits Commencing in Limitation Years Beginning on or after July 1, 2007.

(I)
If the Plan does not have an immediate commencing straight life annuity payable both at age 62 and the age of benefit commencement, the Dollar Limitation applicable at an age prior to age 62 is determined using 5% interest rate and the Applicable Mortality Table as defined in Section 1.20(c)(ii)(C) of the Plan (and expressing the participant's age based on completed calendar months as of the Annuity Starting Date).

(II)
If the plan has an immediate commencing straight life annuity payable both at age 62 and the age of benefit commencement, the Dollar Limitation applicable at an age prior to age 62 is determined as the lesser of:

a)	the Dollar Limitation calculated under subparagraph (B)(I), above; and

b)	the Dollar Limitation set forth in paragraph (a), above, multiplied by the ratio of 1) to 2), where:

1)	is equal to annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date ; and

2)	is equal to the annual amount of the immediately commencing straight life annuity under the Plan at age 62.

The annual amounts under both subsections 1) and 2) above are determined without applying the limitations under Code Section 415.

Notwithstanding the foregoing, all adjustments of the Dollar Limitation for benefits commencing in Limitation Years beginning on or after July 1, 2007 shall be made in accordance with Treasury Regulations Section 1.415(b)-1, and all adjustments of the Dollar Limitation for benefits commencing in Limitation Years beginning before July 1, 2007 shall be made in accordance with the provisions of

Code Section 415 and the Treasury Regulations thereunder as in effect at the time distribution of benefits commenced.

4.	Section 4.6(b)(iii) is amended in its entirety to read as follows, effective for limitation years beginning on or after July 1, 2007:

(iii)
Adjustment of Limitation for Commencement after Age 65.  The Dollar Limitation applicable to the Participant is the annual benefit payable in the form of a straight life annuity beginning at the later age that is Actuarially Equivalent to the Dollar Limitation applicable to the Participant at age 65 (as adjusted under (i) above, if required).

(A)	For Benefits Commencing in Limitation Years Beginning before July 1, 2007. The Actuarial Equivalent of the Dollar Limitation applicable at an age after age 65 is determined as the lesser of:

(I)	the Actuarial Equivalent (at such age) of the Dollar Limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 1.20(b) of the Plan; and

(II)	the Actuarial Equivalent (at such age) of the Dollar Limitation computed using a 5% interest rate assumption and the Applicable Mortality Table as defined in Section 1.20(c)(ii)(C) of the Plan.

For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored, to the extent that benefits are not forfeited upon death of the Participant.

(B)	For Benefits Commencing in Limitation Years Beginning on or after July 1, 2007.

(I)
If the Plan does not have an immediate commencing straight life annuity payable both at age 65 and the age of benefit commencement, the increase in the Dollar Limitation applicable at the Participant’s Annuity Starting Date  is determined using 5% interest rate and the Applicable Mortality Table as defined in Section 1.20(c)(ii)(C) of the Plan (and expressing the participant's age based on completed calendar months as of the Annuity Starting Date ).

(II)
If the Plan has an immediate commencing straight life annuity payable both at age 65 and the age of benefit commencement, the Dollar Limitation applicable at an age subsequent to age 65 is determined as the lesser of:

a)	the Dollar Limitation calculated under subparagraph (B)(I), above; and

b)	the Dollar Limitation set forth in paragraph (a), above, multiplied by the ratio of 1) to 2), where:

1)
is equal to the annual amount of the immediately commencing straight life annuity under the Plan at the Participant’s Annuity Starting Date (computed disregarding the Participant's accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are applied to offset accruals); and

2)
is equal to the annual amount of the immediately commencing straight life annuity under the Plan at age 65 (the annual amount of such annuity that would be payable under the plan to a hypothetical participant who is age 65 and has the same accrued benefit as the participant.).

The annual amounts under both subsections 1) and 2) above are determined without applying the limitations under Code Section 415.

Notwithstanding the foregoing, all adjustments of the Dollar Limitation for benefits commencing in Limitation Years beginning on or after July 1, 2007 shall be made in accordance with Treasury Regulations Section 1.415(b)-1, and all adjustments of the Dollar Limitation for benefits commencing in Limitation Years beginning before July 1, 2007 shall be made in accordance with the provisions of Code Section 415 and the Treasury Regulations thereunder as in effect at the time distribution of benefits commenced.

5.	Section 5.3(a) is amended in its entirety to read as follows, effective for distributions with an annuity starting date that is on or after February 1, 2006:

(a)
The Plan Administrator, no less than 30 days and no more than 90 days prior to the Participant’s Annuity Starting Date, shall furnish each Participant a written explanation in nontechnical language of (i) the terms and conditions of the Qualified Joint and Survivor Annuity provided by Section 5.1(b), (ii) the financial effect upon the Participant’s Retirement Income if he instead elects payment under one of the optional forms described in Section 5.2, (iii) in the case of a married Participant the rights of the Participant’s Spouse to consent or not to consent to the Participant’s election of an optional form of payment and (iv) the right of the Participant to make, and to revoke, an election under Section 5.2.  An election under Section 5.2 may be made at any time after that information is furnished to the Participant and before the Participant’s Annuity Starting Date; provided that the period during which the election may be made shall be the 90-day period ending on the Participant’s Annuity Starting Date.

The Plan Administrator will provide a notification to the Participant that shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of IRC 417(a)(3) and Treas. Reg. 1.417(a)(3)-1.

An election of an option under Section 5.2 may be revoked on a form supplied by the Plan Administrator, and a new election may be made at any time and any number of times during the applicable election period.

6.	The first paragraph of Section 9.5 is amended to read as follows, effective January 1, 2002.

A Top-Heavy Plan is a Plan in which, as of the Valuation Date, the ratio of the present value of the accrued benefits for Key Employees to the present value of the accrued benefits for all Employees exceeds 60 percent.  For purposes of determining the present value of the accrued benefit of any Employee or the amount of an account of any Employee, distributions made with respect to such Employee under the Plan (and any plan aggregated with the Plan under Section 416(g)(2) of the Code) during the one-year period ending on the Determination Date must be included.  The preceding sentence shall apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting five-year period for one-year period.  The accrued benefits and accounts of an individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

7.	The first paragraph of Section 9.6 is amended to read as follows. Effective [date]:

The required aggregation group consists of each plan of the Employer in which a Key Employee is a participant and each other plan of the Employer that enables any plan of such Employer to meet the qualification requirements of Code Section 401(a)(4) or the minimum participation standards of Code Section 410.  The Employer may permit any plan not required to be included in an aggregation group as being part of such group if such group would continue to meet the qualification requirements of Code Section 401(a)(4) and the minimum participation standards of Code Section 410.

[Remainder of Page Intentionally Left Blank]

8.	The final paragraph of Section 5.4(b) is amended to read as follows, effective January 1, 2003:

Notwithstanding the foregoing, all distributions required under this Article V shall be determined and made in accordance with the Treasury Regulations §§ 1.401(a)(9)-2 through 1.401(a)(9)-9, and the incidental benefit requirements of Code Section 401(a)(9)(G).

EG&G Technical Services, Inc.

Dated:	5/3/10	By:	/s/ H. Thomas Hicks

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